NEWS RELEASE

Contacts:	Billy F. Mitcham, Jr., President & CEO Mitcham Industries, Inc. 936-291-2277
Jack Lascar / Karen Roan

FOR IMMEDIATE RELEASE

Dennard Rupp Gray & Easterly (DRG&E)

713-529-6600

MITCHAM INDUSTRIES REPORTS
FISCAL 2010 FIRST QUARTER RESULTS

HUNSTVILLE, TX – JUNE 2, 2009 – Mitcham Industries, Inc. (NASDAQ: MIND) (the “Company”) today announced financial results for its fiscal 2010 first quarter ended April 30, 2009.

The Company reported total revenues of $10.6 million for the first quarter of fiscal 2010 compared to $18.5 million in the first quarter of fiscal 2009. The Company reported a net loss of $80,000, or $0.01 loss per share, for the first quarter of fiscal 2010 compared to net income of $4.3 million, or $0.41 per diluted share, for the first quarter of fiscal 2009. EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP measure, amounted to $4.5 million for the first quarter of fiscal 2010 compared to $10.4 million in the same period last year.

Bill Mitcham, the Company’s President and CEO, stated, “Our first fiscal quarter is typically our strongest of the year. However, the pick-up in activity that usually occurs during the winter months in Canada and Russia did not materialize this year, negatively affecting our first quarter as it did the fourth quarter.

“Despite the difficult economic environment, there are some encouraging signs. In regions such as South America and parts of Asia, oil and gas exploration activity is still fairly healthy. Bidding activity outside of North America and Russia, particularly in South America, is relatively steady, and we believe that there are prospects for some rather large jobs later in the year. Demand for VSP, or vertical seismic profiling, tools remains encouraging. The marine environment is reasonably stable, and we expect to begin deliveries of our Polarcus contract during the second quarter. Seamap, as previously announced, is providing Polarcus with its GunLink 4000 fully distributed digital gun controller systems and BuoyLink RGPS tail buoy positioning systems.

“We believe that we are well positioned to manage through this downturn and capitalize on opportunities as they arise. The one factor that makes this current downturn different from previous cycles is the tight credit market; and when credit is tight, we know that our customers tend to lease equipment before making capital commitments for purchases. From a liquidity standpoint, we continue to generate good cash flow; have a strong balance sheet with modest debt; and have access to additional credit and liquidity, should the need arise. The long-term fundamentals of our industry remain intact, and when the seismic acquisition process returns to some state of normalcy, we expect that even more equipment will be required on each new prospect to better define the reservoir and reduce drilling costs. Fossil fuel will provide the world’s energy needs for many years to come, and we will provide the additional equipment needed to find those hidden deposits. We are very optimistic about the future of our industry and our company.”

FIRST QUARTER FISCAL 2010 RESULTS

Total revenues for the first quarter of fiscal 2010 were $10.6 million compared to $18.5 million for the first quarter of fiscal 2009, a decline of approximately 43%. The decline was primarily attributable to a decrease in equipment leasing revenues and lower sales from Seamap. A significant portion of the Company’s revenues are generated from sources outside the United States, with revenues from international customers totaling approximately 79% of total revenues during the first quarter of fiscal 2010 compared to 86% of total revenues in the same period last year.

Core revenues from equipment leasing, excluding equipment sales, were $6.3 million compared to $12.4 million in the same period a year ago, a 49% decline. Leasing revenues were impacted by the dramatic decline in demand for seismic equipment and services, including the lack of seasonal demand in Canada and Russia, areas where a great deal of seismic exploration activity usually occurs during the winter months. Oil and gas exploration activities have fallen significantly in these regions, as well as in many other areas worldwide, due to the global economic situation.

Sales of new seismic, hydrographic and oceanographic equipment were $1.6 million compared to $318,000 in the comparable period a year ago, primarily reflecting deliveries to the Royal Australian Navy, along with services and other equipment sold in Australia and throughout the Pacific Rim. In May 2008, the Company entered into a contract with the Royal Australian Navy that contributed approximately $900,000 to first quarter revenues. Sales of lease pool equipment were $69,000 compared to $561,000 in the first quarter of fiscal 2009, reflecting the decline in seismic exploration activity.

Seamap equipment sales in the first quarter declined 51% to $2.6 million from $5.3 million in the comparable period a year ago, reflecting the fact that there were no large GunLink or BuoyLink systems shipped during the first quarter of fiscal 2010. Seamap sales can vary significantly on a quarter-to-quarter basis due to varying customer delivery requirements. Shipments related to Seamap’s orders from Polarcus are scheduled to begin in the second quarter of fiscal 2010.

Total gross profit in the fiscal 2010 first quarter was $3.8 million compared to $11.6 million in the first quarter of fiscal 2009, a 68% decline. The fiscal 2010 gross profit was impacted by the decline in leasing revenues and higher depreciation expense related to new lease pool equipment that the Company acquired during fiscal 2009. Gross profit margin for the first quarter of fiscal 2010 was 36% compared to 63% in the same period a year ago.

General and administrative costs for the first quarter of fiscal 2010 were $3.5 million compared to $4.9 million in the first quarter of fiscal 2009, primarily due to lower stock-based and incentive compensation expenses and reductions in other general administrative costs, such as travel costs.

Operating income for the first quarter of fiscal 2010 was $16,000 compared to $6.4 million in the comparable period a year ago, primarily due to lower leasing revenues and higher lease pool depreciation expense. Income before income taxes was $46,000 compared to $6.5 million in the first quarter of fiscal 2009. Provision for income taxes was $126,000 in the fiscal 2010 first quarter compared to $2.2 million in the first quarter of fiscal 2009. Income tax expense for the first quarter of fiscal 2010 included $109,000 of estimated penalties and interest that could arise from uncertain tax provisions. Income tax expense for the last year’s first quarter included $399,000 of estimated potential penalties and interest from uncertain tax positions. The estimated penalties and interest are recorded pursuant to the accounting standard dealing with uncertain tax positions, which the Company adopted in the first quarter of fiscal 2008.

EBITDA (earnings before interest, taxes, depreciation and amortization) for the first quarter was $4.5 million, or 42% of total revenues, compared to $10.4 million, or 56% of total revenues, in the same period last year. Adjusted EBITDA, which excludes stock-based compensation expense, was $4.9 million, or 46% of total revenues, in the first quarter compared to $11.1 million, or 60% of total revenues, in the first quarter of last year. EBITDA and Adjusted EBITDA, which are not measures determined in accordance with generally accepted accounting principles (“GAAP”), are defined and reconciled to reported net (loss) income, the most comparable GAAP measure, in Note A under the accompanying financial tables.

CONFERENCE CALL

The Company has scheduled a conference call for Wednesday, June 3, 2009 at 9:00 a.m. Eastern time to discuss its fiscal 2010 first quarter results. To access the call, please dial (480) 629-9692 and ask for the Mitcham Industries call at least 10 minutes prior to the start time. Investors may also listen to the conference live on the Mitcham Industries corporate website, http://www.mitchamindustries.com, by logging on that site and clicking “Investors.” A telephonic replay of the conference call will be available through June 10, 2009 and may be accessed by calling (303) 590-3030, and using the passcode 4084489#. A web cast archive will also be available at http://www.mitchamindustries.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Donna Washburn at DRG&E at (713) 529-6600 or email dmw@drg-e.com.

Mitcham Industries, Inc., a geophysical equipment supplier, offers for lease or sale, new and “experienced” seismic equipment to the oil and gas industry, seismic contractors, environmental agencies, government agencies and universities. Headquartered in Texas, with sales and services offices in Calgary, Canada; Brisbane, Australia; Singapore; Ufa, Bashkortostan, Russia; and the United Kingdom and with associates throughout Europe, South America and Asia, Mitcham conducts operations on a global scale and is the largest independent exploration equipment lessor in the industry.

This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included herein, including statements regarding the Company’s future financial position and results of operations, planned capital expenditures, the Company’s business strategy and other plans for future expansion, the future mix of revenues and business, future demand for the Company’s services and general conditions in the energy industry in general and seismic service industry, are forward-looking statements. While management believes that these forward-looking statements are reasonable when and as made, actual results may differ materially from such forward-looking statements. Important factors that could cause or contribute to such differences include possible decline in demand for seismic data and our services; the effect of recent declines in oil and natural gas prices on exploration activity; the effect of uncertainty in financial markets on our customers’ and our ability to obtain financing; loss of significant customers; defaults by customers on amounts due us; possible impairment of long-lived assets; risks associated with our manufacturing operations; foreign currency exchange risk; and other factors that are disclosed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and available from the Company without charge. Readers are cautioned to not place undue reliance on forward-looking statements which speak only as of the date of this release and the Company undertakes no duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

- Tables to follow -

MITCHAM INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	April 30, 2009	January 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$4,756	$5,063
Restricted cash	1,112	969
Accounts receivable, net	12,730	12,415
Current portion of contracts receivable	562	836
Inventories, net	6,057	3,772
Costs incurred and estimated profit in excess of billings on uncompleted contract	1,001	1,787
Income taxes receivable	—	1,000
Deferred tax asset	1,339	1,682
Prepaid expenses and other current assets	1,051	1,535
Total current assets	28,608	29,059
Seismic equipment lease pool and property and equipment, net	61,165	64,251
Intangible assets, net	2,719	2,744
Goodwill	4,320	4,320
Deferred tax asset	671	—
Long-term portion of contracts receivable	3,806	3,806
Other assets	50	47

Total assets	$101,339	$104,227

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,197	$13,561
Income taxes payable	455	—
Deferred revenue	553	424
Accrued expenses and other current liabilities	3,281	3,877
Total current liabilities	12,486	17,862
Non-current income taxes payable	3,448	3,260
Deferred tax liability	—	32
Long-term debt	6,450	5,950

Total liabilities	22,384	27,104
Shareholders’ equity:
Preferred stock, $1.00 par value; 1,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 20,000 shares authorized; 10,725 shares issued at April 30, 2009 and January 31, 2009	107	107
Additional paid-in capital	74,819	74,396
Treasury stock, at cost (923 and 922 shares at April 30, 2009 and January 31, 2009, respectively)	(4,832)	(4,826)
Retained earnings	9,647	9,727
Accumulated other comprehensive income	(786)	(2,281)

Total shareholders’ equity	78,955	77,123

Total liabilities and shareholders’ equity	$101,339	$104,227

MITCHAM INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months
	Ended
	April 30,
	2009	2008
Revenues:
Equipment leasing	$6,326	$12,373
Lease pool equipment sales	69	561
Seamap equipment sales	2,598	5,282
Other equipment sales	1,612	318

Total revenues	10,605	18,534

Cost of sales:
Direct costs — equipment leasing	528	442
Direct costs — lease pool depreciation	4,101	3,640
Cost of lease pool equipment sales	10	125
Cost of Seamap and other equipment sales	2,194	2,699
Total cost of sales	6,833	6,906

Gross profit	3,772	11,628
Operating expenses:
General and administrative	3,502	4,875
Depreciation and amortization	254	395

Total operating expenses	3,756	6,906

Operating income	16	11,628
Other income (expense)
Interest income, net	(89)	150
Other, net	119	5

Total other income (expense)	30	155
Income before income taxes	46	6,513
Provision for income taxes	(126)	(2,235)

Net (loss) income	$(80)	$4,278

Net (loss) income per common share:
Basic	$(0.01)	$0.44
Diluted	$(0.01)	$0.41
Shares used in computing net (loss) income per common
share:
Basic	9,784	9,751
Diluted	9,784	10,337

MITCHAM INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

For the Three months Ended

April 30,

2009 2008

Cash flows from operating activities:
Net (loss) income	$(80)	4,278
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	4,385	4,076
Stock-based compensation	416	636
Provision for doubtful accounts	-	116
Provision for inventory obsolescence	(81)	6
Gross profit from sale of lease pool equipment	(59)	(438)
Excess tax benefit from exercise of non-qualified stock options	(7)	(53)
Deferred tax (benefit) provision	(176)	548
Changes in non-current income taxes payable	188	205
Changes in working capital items:
Accounts receivable	555	(2,814)
Contracts receivable	—	424
Inventories	(2,029)	825
Income taxes payable and receivable	1,402	30
Accounts payable, accrued expenses and other current liabilities	(239)	(7,310)
Contract revenues in excess of billings	1,066	-
Prepaids and other, net	261	431

Net cash provided by operating activities	5,602	960

Cash flows from investing activities:
Sales of used lease pool equipment	69	561
Purchases of seismic equipment held for lease	(6,485)	(11,338)
Purchases of property and equipment	(95)	(269)
Net cash used in investing activities	(6,511)	(11,046)

Cash flows from financing activities:
Net proceeds from revolving line of credit	500	4,000
Payments on borrowings	—	(637)
Proceeds from issuance of common stock upon exercise of stock options	(6)	49
Excess tax benefits from exercise of non-qualified stock options	7	53
Net cash provided by financing activities	501	3,465
Effect of changes in foreign exchange rates on cash and cash equivalents	101	(330)

Net decrease in cash and cash equivalents	(307)	(6,951)
Cash and cash equivalents, beginning of period	5,063	13,884

Cash and cash equivalents, end of period	$4,756	$6,933

Note A

MITCHAM INDUSTRIES, INC.
Reconciliation of Net (Loss) Income to EBITDA
(In thousands)
(Unaudited)

For the Three Months Ended
April 30,

2009 2008

Net (loss) income	$(80)	$4,278
Interest expense (income), net	89	(150)
Depreciation, amortization and impairment	4,385	4,076
Provision for income taxes	126	2,235

EBITDA (1)	4,520	10,439

Stock-based compensation	416	636

Adjusted EBITDA(1)	$4,936	$11,075

(1)	EBITDA is defined as net income (loss) before (a) interest income, net of interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation, amortization and impairment. Adjusted EBITDA excludes stock-based compensation. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements. The covenants of our revolving credit agreement require us to maintain a minimum level of EBITDA. Management believes that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.

Mitcham Industries, Inc.
Segment Operating Results
(In thousands)
(Unaudited)

	For the Three Months
	Ended
	April 30,
	2009	2008
Revenues
Equipment Leasing	$8,007	$13,252
Seamap	2,683	5,305
Less inter-segment sales	(85)	(23)
Total revenues	10,605	18,534
Cost of Sales
Equipment Leasing	5,862	4,488
Seamap	1,109	2,469
Less inter-segment costs	(138)	(51)

Total cost of sales	6,833	6,906
Gross Profit
Equipment Leasing	$2,145	$8,764
Seamap	1,574	2,836
Plus inter-segment amounts	53	28
Total gross profit	3,772	11,628

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